UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Committee Appointments

On July 25, 2013, the Board of Directors, or the Board, of VIVUS, Inc., or the Company, appointed directors to the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee.  The Board also formed a Scientific and Regulatory Committee and appointed members to that committee as well.

Effective July 25, 2013, (i) Herman Rosenman, J. Martin Carroll and Mark B. Logan were appointed by the Board to the Audit Committee and Mr. Rosenman was designated as Chair of the Audit Committee, (ii) Samuel F. Colin, M.D., Mr. Carroll, David York Norton, Mr. Rosenman and Robert N. Wilson were appointed by the Board to the Compensation Committee and Dr. Colin was designated as Chair of the Compensation Committee, (iii) Mr. Norton, Michael J. Astrue, Dr. Colin, Alexander J. Denner, Ph.D. and Jorge Plutzky, M.D. were appointed by the Board to the Nominating and Governance Committee and Mr. Norton was designated as Chair of the Nominating and Governance Committee and (iv) Johannes J.P. Kastelein, Mr. Astrue and Dr. Plutzky were appointed by the Board to the Scientific and Regulatory Committee and Mr. Kastelein was designated as Chair of the Scientific and Regulatory Committee.

Director Appointment

On July 25, 2013, pursuant to the terms of the Settlement Agreement by and between the Company and First Manhattan Co. as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the SEC on July 19, 2013, the Board appointed the Company’s Chief Executive Officer, Anthony P. Zook, to serve as a member of the Board. Mr. Zook has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

CEO Compensation Arrangements

In connection with his service as Chief Executive Officer, on July 25, 2013, the Compensation Committee granted Mr. Zook a stock option to purchase 1,000,000 shares of the Company’s common stock, of which one-third of the shares subject to the option shall vest on the first anniversary of the date of grant, and 1/36th of the total number of shares subject to the option shall vest each month thereafter, subject to Mr. Zook’s continued services to the Company on such dates. The stock option has an exercise price of $13.70 per share and a seven year term from the date of grant.

The Board intends to review and approve further compensation arrangements for Mr. Zook and the newly appointed members of the Board in an upcoming meeting of the Board or the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir Vice President, Business Development and General Counsel

Date:  July 31, 2013